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                                                                    EXHIBIT 23.2

                CONSENT OF WEIR INTERNATIONAL MINING CONSULTANTS

     We hereby consent to the reference to us under the caption "Experts" and to the use of our summary report letter dated May 18, 1999, with respect to the demonstrated coal reserves of selected companies owned or controlled by Alliance Coal Corporation's MAPCO Coal Inc. and McMining, Inc. subsidiaries, included in the prospectus of Alliance Resource Partners, L.P., for the registration of 9,123,311 common units of Alliance Resource Partners, L.P., which prospectus is part of the Registration Statement on Form S-1 to which this consent is an exhibit.

     We further wish to advise that Weir International Mining Consultants was not employed on a contingent basis and that at the time of preparation of our report, as well as at present, neither Weir International Mining Consultants nor any of its employees had or now has a substantial interest in Alliance Resource Partners, L.P., or any of its affiliates or subsidiaries.

                                            Respectfully submitted,

                                            By: /s/ JOHN W. SABO
                                              ----------------------------------
                                                Name: John W. Sabo
                                                Title: Senior Vice President

May 18, 1999